UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

July 23, 2023

Date of report (Date of earliest event reported)

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on February 22, 2023, MEI Pharma, Inc, a Delaware corporation (the “Company” or “MEI”), Infinity Pharmaceuticals, Inc., a Delaware corporation (“Infinity”), and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Merger Sub” each of the Company, Merger Sub and Infinity are each sometimes referred to herein as a “Party” and collectively as the “Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Special Meeting of Stockholders (the “Special Meeting”) was scheduled for July 14, 2023 as described in the Company’s joint proxy statement/prospectus as filed with the Securities and Exchange Commission on June 6, 2023 (the “Prospectus”). As previously disclosed on its Current Report on Form 8-K filed on July 13, 2023, the Company issued a press release on July 13, 2023 announcing that it postponed its Special Meeting in connection with the proposed transaction with Infinity to July 23, 2023, at 10:00 a.m. Eastern Time.

On July 23, 2023, the Company convened its Special Meeting. As discussed further under Item 5.07 of this Form 8-K, the Company’s stockholders did not approve Proposal No. 1. Approval of Proposal No. 1 was necessary for the Company to issue the merger consideration to the Infinity shareholders. Accordingly, the Company’s stockholder approval, which was a condition to the obligations of each party under the Merger Agreement, was not obtained.

On July 23, 2023, the Company delivered a letter to Infinity pursuant to which the Company terminated the Merger Agreement pursuant to Section 7.2(c) of the Merger Agreement (the “Termination Letter”), effective immediately. A copy of the Termination Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company convened its Special Meeting on July 23, 2023. The purpose of the Special Meeting was described in the Company’s Prospectus.

At the close of business on May 24, 2023, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 6,662,857 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. The holders of 3,977,717 shares of the Company’s common stock were represented virtually or by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, the Company’s stockholders did not approve Proposal No. 1 – Approval of the Issuance of MEI Common Stock to Infinity Stockholders or Proposal No. 2 – Approval of Possible Adjournment of the MEI Special Meeting, as passage of each of these proposals required the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote at the Special Meeting. The final voting results for Proposal No. 1 and Proposal No. 2, as described in the Prospectus, are set forth below.

Proposal No. 1 – Proposal to consider and vote upon the proposal to approve, for purposes of Nasdaq Listing Rule 5635(a), of the issuance of shares of MEI Common Stock, $0.00000002 par value per share, to stockholders of Infinity pursuant to the terms of the Merger Agreement, was as follows:

For	Against	Abstain
1,903,448	2,046,283	27,986

Proposal No. 2 – Proposal to consider and vote upon the proposal to approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies in the event that there are insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve Proposal No. 1, was as follows:

For	Against	Abstain
1,926,950	2,014,469	36,298

Item 8.01.	Other Events

On July 23, 2023, the Company issued a press release announcing that, based on a preliminary count of the votes cast at the Special Meeting, the Company did not obtain the necessary stockholder votes to approve the merger agreement with Infinity. Accordingly, the Company sent Infinity a notice terminating the merger agreement.

The press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Termination Letter from MEI Pharma, Inc. to Infinity Pharmaceuticals, Inc., dated July 23, 2023.

99.1	Press Release of the Company dated July 23, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2023	MEI Pharma, Inc.

	By:	/s/ David M. Urso
	Name:	David M. Urso
	Title:	Chief Executive Officer